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                                                                    EXHIBIT 10.3

                            POOL ENERGY SERVICES CO.

                          1996 LONGTERM INCENTIVE PLAN


SECTION 1. NAME

         The name of the plan is the Pool Energy Services Co. 1996 Longterm Incentive Plan (the "Plan").

SECTION 2. PURPOSE

         The purpose of the Plan is to assist Pool Energy Services Co. (the "Company") and its Affiliates in attracting and retaining qualified individuals to serve as executive officers of the Company and to encourage such executive officers to protect and increase shareholder value by aligning the interests of the executive officers with those of the shareholders.

SECTION 3. PLAN PERIOD

         The Plan shall be effective for the three-year period beginning January 1, 1996 and ending December 31, 1998 (the "Plan Period").

SECTION 4. DEFINITIONS

         The following words shall have the indicated meanings unless otherwise required by the context:

         a. "Affiliate" means any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of at least thirty-five percent (35%).

         b. "Base Salary" means the base salary of a Participant at the beginning of the Plan Period as specified in the personnel and payroll records of the employing Affiliate.

         c. "Award" means the dollar amount granted to a Participant, calculated in accordance with the provisions of Section 7 of the Plan.

         d. "Cause" means (1) the willful and continued failure by a Participant to substantially perform his duties with the Company or employing Affiliates (other than any such failure resulting from his incapacity due to physical or mental illness) or (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For this purpose, no act or failure to act shall be deemed willful unless done in other than good faith and without reasonable belief that the action or omission was in the best interest of the Company.

         e. "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company, in its capacity as the committee administering this Plan as provided for in Section 6 of the Plan, as such committee may be constituted from time to time.
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1996 Longterm Incentive Plan
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         f.      "Dividends" means the total of dividends per share of common stock paid during the Plan Period.

         g. "EBITD" means earnings before Interest, Income Tax Provision (Credit) and Depreciation and Amortization for the Plan Period as reflected in the audited financial statements of the Company.

         h.      "GVP" means Group Vice President.

         i. "Participant" means any person who is eligible, in accordance with the provisions of Section 5 of the Plan, to receive an Award under the Plan.

         j. "Peer Group" means Atwood Oceanics, Inc.; Baker Hughes Incorporated; BJ Services Company; Energy Service Company, Inc.; Energy Ventures, Inc.; Global Marine Inc.; Halliburton Company; Helmerich & Payne, Inc.; Noble Drilling Corporation; Parker Drilling Company; Pride Petroleum Services, Inc.; Rowan Companies, Inc.; Tuboscope Vetco International Corporation; Weatherford Enterra, Inc.; Western Atlas Inc.; and the Company.
If during the Plan Period a Peer Group company ceases to exist or changes to such an extent that, in the opinion of the Compensation Committee, it no longer qualifies as a Peer Group company, then the Total Return to Shareholders for such company shall be deemed to be the average Total Return to Shareholders of the other companies in the Peer Group.

         k. "Restricted Stock" means Restricted Stock as defined in the Pool Energy Services Co. 1993 Employee Stock Incentive Plan (the "Stock Plan").

         l. "Retirement" means leaving the employment of the Company or an Affiliate, other than for Cause, after attaining the age of fifty-five and after having completed not less than five years employment with the Company or an Affiliate.

         m. "Stock Appreciation" means the change over the Plan Period in the value of a share of common stock, measured as the difference between (1) the average of the closing prices of the stock on the thirty trading days ended on the last trading day preceding the Plan Period and (2) the average of the closing prices of the stock on the thirty trading days ending on the last trading day in the Plan Period, all such closing prices as reported on the principal securities exchange on which such stock is listed or admitted to trading, or if a stock is not listed or admitted to trading on any such exchange but is traded over-the-counter and reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any similar system then in use, then as reported on that system.

         n. "Total Return to Shareholders" means the sum of Dividends and Stock Appreciation divided by the value of a share of common stock at the beginning of the Plan Period, such value to be based on the average of the closing prices of the stock on the thirty trading days ended on the last trading day preceding the Plan Period, with all such closing prices as reported on the securities exchange or over-the-counter systems specified in paragraph 4.m. hereof.

         o.      "VPGC" means Vice President & General Counsel
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1996 Longterm Incentive Plan
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SECTION 5. ELIGIBILITY

         The persons who shall be eligible to receive Awards shall be full-time salaried employees of the Company or any of its Affiliates, including directors of the Company who are full-time salaried employees, who are incumbents of the position of President or of any executive position reporting directly to that of President.

SECTION 6. ADMINISTRATION

         a. The Compensation Committee. The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Compensation Committee. All questions of interpretation or application of the Plan or of an Award shall be subject to the determination of the Compensation Committee, which determination shall be final and binding upon all parties. The Compensation Committee shall make Awards to Participants in accordance with the provisions of Section 7 of the Plan.

         Subject to the express provisions of the Plan, the Compensation Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan, (b) to make all determinations necessary or advisable for administering the Plan, and (c) to exercise any other powers conferred on the Committee by the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem proper, and it shall be the sole and final judge of such propriety. The determinations of the Compensation Committee on the matters referred to in this Section 6 shall be final and conclusive.

         b. The Plan Committee. There shall be a Plan Committee consisting of the Company's President ("CEO"), its Senior Vice President, Finance ("CFO") and its Vice President, Human Resources ("VPHR"). The Plan Committee shall make decisions by majority vote, one of which must be that of the CEO.

         The Plan Committee may recommend changes to the Plan or recommend the termination of the Plan at any time subject to the provisions of Section 11 hereof. Final approval of any recommended changes or termination shall be by the Compensation Committee.

         The Plan Committee may recommend an increase or decrease in the amount of an Award payable to any Participant when in the judgment of the majority of the Plan Committee the Award otherwise payable would be excessive or inadequate in view of the Participant's contribution to achieving the purpose of the Plan. Final approval of any such adjustments shall be by the Compensation Committee.
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1996 Longterm Incentive Plan
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SECTION 7. CALCULATION OF AWARDS

         a. EBITD. For each of the following conditions that is met, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

             Condition                                                        Percentage
         -----------------                           --------------------------------------------------------
                                                                                 CFO/                   VPGC/
                                                       CEO                       GVP                    VPHR
                                                     -------                   -------                 ------
         (1)     EBITD is less                         None                      None                   None
                 than $65.78
                 million

         (2)     EBITD is $76.15                        15%                       10%                   6.25%
                 million

         (3)     EBITD is $79.83                        30%                       20%                  12.50%
                 million

         (4)     EBITD is $87.56                        45%                       30%                  18.75%
                 million

         If EBITD falls between two of the above conditions, the percentage of Base Salary will be calculated on the basis of straight-line interpolation between the two levels.

         b. Total Return to Shareholders ("TRS"). If the TRS achieved by the Company exceeds the TRS achieved by the following number of the companies in the Peer Group, a Participant shall receive an Award equivalent to the indicated percentage of Base Salary:

         Number of Companies                                            Percentage
         -------------------                       ----------------------------------------------------
                                                                           CFO/                    VPGC/
                                                     CEO                   GVP                     VPHR
                                                   -------                 ----                    ----
                 3 or less                          None                   None                     None

                 4, 5, 6 or 7                       15%                    10%                       6.25%

                 8, 9, 10 or 11                     30%                    20%                      12.50%

                 12 or more                         45%                    30%                      18.75%

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1996 Longterm Incentive Plan
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SECTION 8. PAYMENT OF AWARDS

         A Participant's Award shall be paid no later than the March 15th first following the close of the Plan Period as follows:

         a. The Award shall be paid in Restricted Stock subject to the restrictions specified in Section 9 hereof and in accordance with the provisions of the Stock Plan. The number of shares of Restricted Stock so awarded will be determined on the basis of the Fair Market Value, as defined in the Stock Plan, on the final trading day of 1998 or such other date as the Compensation Committee shall determine.

         b. In the event that a sufficient number of shares to meet the requirements of Paragraph 8.a. is not available under the Stock Plan, a portion of the Award will be paid in cash as follows:

                 (1) The portion of the Award to be paid in Restricted Stock will be determined by (a) multiplying the Fair Market Value, as described in Paragraph 8.a., by the number of shares available under the Stock Plan and
                          (b) allocating to each participant a percentage of the amount so determined, which percentage shall equal the Participant's Award divided by the total of all Awards.

                 (2) The portion of the Award to be paid in cash will be determined by subtracting from each Participant's Award the amount to be paid to that Participant in Restricted Stock under Paragraph 8.b.(1).

         c. In the event that the condition specified in Paragraph 7.a.(4) is achieved prior to the end of the Plan Period, all Awards attributable to that achievement will be paid within 60 days following the end of the calendar quarter in which such condition is achieved.

         d. In the event that a Participant's employment or the Plan is terminated or constructively terminated following a Change in Control of the Company, as hereinafter defined, Awards shall be paid as specified in Section 11 hereof.

SECTION 9. RESTRICTIONS ON RESTRICTED STOCK

         Restricted Stock issued under the Stock Plan pursuant to Section 8 hereof is issued subject to the provisions of Section 11 of the Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the Participant has completed the following periods of continuous employment with the Company following (i) the end of the Plan Period or (ii) in the case of Awards paid pursuant to Paragraph 8.c. hereof, the end of the calendar quarter in which the condition specified in Paragraph 7.a.(4) is achieved:
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1996 Longterm Incentive Plan
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
         Number of Years of Continuous
         Employment Following (i) or                                Percent of Shares of Restricted Stock
         (ii) Above                                                 No Longer Subject to Restriction
         ------------------------------                             -------------------------------------
         Less than one year                                                                0%
         One year                                                                         50%
         Two years                                                                       100%

SECTION 10. PRORATION OF AWARDS

         In the event an individual becomes or, by reason of death, total disability, Retirement or redundancy, ceases to be a Participant during the Plan Period, any Award granted to such Participant will be prorated for the period of participation in the Plan and will be paid in accordance with the provisions of Section 8 hereof. Awards due to Participants who die prior to payment shall be paid to the beneficiary designated for Company-sponsored life insurance.

SECTION 11. CHANGE IN CONTROL

         For purposes of this Plan, a "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation such a change in control shall be deemed to have occurred if
(a) any Person is or becomes the beneficial owner (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at election of directors ("Voting Securities"), or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the
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1996 Longterm Incentive Plan
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exercise of stock options and warrants) to greater than 50%.  For purposes of this paragraph, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person" as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

         In the event that a Participant's employment with the Company is terminated or constructively terminated or changed in any of the ways contemplated by Section B, "Termination Following Change in Control," of the Company's letter agreement with the Participant relating to Change in Control of the Company, as such agreement may be amended from time to time, such Participant shall immediately receive a lump-sum, cash Award in an amount equal to:

         a. his Base Salary multiplied by the sum of the maximum percentages allowable for his position under each of Paragraphs 7.a. and 7.b. hereof, multiplied by

         b. one third (1/3) if the Change in Control occurs in the first year of the Plan Period or two thirds (2/3) if the Change in Control occurs in the second year of the Plan Period or one (1) if the Change in Control occurs in the third year of the Plan Period, minus

         c. any amount previously paid to the Participant under the provisions of Paragraph 8.c. hereof.


SECTION 12. TERMINATION OF THE PLAN

         The Plan may be terminated at any time. No termination of the Plan shall affect the Company's obligation with respect to any benefits theretofore accrued. In the event of Plan termination, the Plan Period shall end on the effective date of the termination of the Plan.